AVL Information Systems, Inc.
2323 Passingham Dr.
Sarnia, Ontario  Canada  N7T 7H4
Web Site: www.avlinfosys.com
Email: inquire@avlinfosys.com



                         AVL INFORMATION SYSTEMS LIMITED
                                  INTERNATIONAL
                             DISTRIBUTION AGREEMENT

This agreement entered into effective this 7th day of January, 2001, between AVL INFORMATION SYSTEMS, LTD., (AVLIS), a Canadian Corporation, and "I-Track" Inc., a Nevada Corporation, operating in the country of United States of America hereinafter referred to as "Distributor".

         Whereas, AVLIS possesses certain expertise and experience in Remote Hub GPS /AVL hardware and sensors and is a producer of such products, and

         Whereas, the DISTRIBUTOR desires to obtain the rights to distribute AVLIS products and,

         Whereas, AVLIS desires to establish the DISTRIBUTOR as a non-exclusive distributor of such products,

         Therefore, in consideration of the mutual covenants contained herein, it is understood and agreed as follows:

SCOPE
1.1 AVLIS agrees to manufacture and/or by other means secure and sell the component(s) required to create or help create an AVL solution hereto and incorporated herein. Such products are hereinafter referred to as "AVLIS Products" or "Product(s)"

1.2 The DISTRIBUTOR shall have the non-exclusive right to market and distribute the AVLIS Products "World - Wide. ("the Territory").

AVLIS RESPONSIBILITIES

2.1 During the entire term of this Agreement, including any renewal years, in accordance with the specifications set forth in Addendum1 hereto, AVLIS shall manufacture and deliver for the Distributor, AVLIS Products as provided herein. Current prices for the AVLIS Products are listed in Addendum 2. Such prices may be changed by AVLIS only upon sixty (60) days prior written notice to the Distributor, but such changes shall not apply to any valid outstanding order from the Distributor which was issued and accepted by AVLIS prior to receipt of the notice of such changes in prices.


2.2 AVLIS Products delivered under this Agreement shall be delivered subject to the Terms and Conditions of Purchase attached hereto as Addendum 4 and incorporated herein. The terms and conditions of this Agreement and Addendum 4 shall supersede the terms and conditions of any purchase order from the Distributor or any other preprinted form of either party. In the event of conflict, the terms and conditions of this Agreement shall take precedence over the terms and conditions set forth in Addendum 4. The Distributor shall place orders with AVLIS in accordance with AVLIS standard lead times in advance of requested delivery dates. All deliveries shall be made by AVLIS as set forth in each Distributor purchase order placed under this Agreement. Upon request by the Distributor, AVLIS shall provide "Drop Shipment" of the Products directly to the Distributor's customer, provided Distributor has obtained all the correct export information and fees as well as appropriate payment documents.


                2.2.1    Payment terms shall be as follows:
                           - Net 30 days, payable in U.S. dollars to the AVLIS account with the Toronto Dominion Bank, Sarnia, Ontario, Canada.

2.3 AVLIS shall repair AVLIS Products in accordance with the warranty specified in Addendum 4. The warranty period shall begin upon shipment of AVLIS Products by AVLIS or the Distributor, whichever is applicable to the customer. AVLIS shall provide an extended warranty and non-warranty repairs at its standard published rates listed in Addendum 5. AVLIS shall give thirty (30) days written notice prior to implementing any change in labor rates.

     If at any time during the term of this Agreement or any extension thereof, AVLIS discontinues manufacturing and supplying all or any AVLIS Products listed in Addendum1, Distributor shall have an opportunity to purchase a reasonable stock of spare parts and documentation for AVLIS Products to meet the requirements of the Distributor's customers. AVLIS will issue a license to the Distributor for the technology, necessary to maintain and repair the Products defined in section 2.1 of the Agreement.

2.5 AVLIS shall inform the Distributor of any modifications, improvements or changes in hardware or software components which can, or will, be incorporated by AVLIS in Products.

2.6 AVLIS shall provide Distributor with accurate drawings, schematics and all available AVLIS documentation of the Products in order for the Distributor to provide competent repair and maintenance services to customers. Such services may be performed by subcontractors to Distributor in the event that AVLIS is unable or desires not to perform such services utilizing the said AVLIS technical information solely for the limited purposes of performing such services or procurement of parts and components in connection with the performance of such services or other obligations of the Distributor to its customers.

2.7 AVLIS shall provide training at AVLIS facilities for the Distributor and subcontractors' services and sales personnel at the period beginning with the signing of this Agreement, and for AVLIS Products or customized AVLIS Products throughout the life of this Agreement. Subsequent to the initial training, and at a time to be agreed upon between the parties, continuous training to the Distributor as needed to support the installed customer base and potential new sales customers.

2.8 For the life of this Agreement, AVLIS will support the Distributor's sales efforts (quoting procedures and product familiarity, technical information and system applications, customer feasibility testing and seminar support). AVLIS sales and service personnel shall provide continuous support to the Distributor personnel for matters relating to custom quotes, special orders and requests, troubleshooting hardware and software and other matters respecting the needs of customers.

2.9 AVLIS shall supply Distributor with reasonable quantities of sales aids produced by AVLIS in connection with the Products and all technical information necessary in AVLIS' judgment for sales purposes. All sales aids shall be in English. Any translation thereof shall be the responsibility of and paid for by the Distributor. It is the Distributor's responsibility to lease a demo unit from AVLIS for the purposes of demonstration for customers. A separate lease agreement will be entered into for the use of said equipment.


DISTRIBUTOR RESPONSIBILITIES

3.1 Distributor shall be free to determine and later adjust the prices and pricing arrangements within the Territory for the Products. Nevertheless, Distributor agrees to use best efforts to offer Products for sale so as to be competitive in terms of price, delivery, quality, and services with similar products sold by Distributor or others in the Territory.

3.2 During the term of this Agreement, the Distributor will use its best efforts to promote, maintain and increase the sale of the Products in the Territory by all usual and ethical means, including advertising and personal solicitation of customers, demonstration of models, processing of orders and customer complaints, and identification of Distributor as a source of Products in business listings, trade publications, directories, stationery and advertisements and through distribution of technical literature, catalogues, brochures, and advertising matter issued by AVLIS.

3.3 Distributor represents and warrants that it has adequate facilities, equipment, means of transportation, sales force, distribution capabilities and business office and clerical staff to acquire and to promote the sale of Products and to perform the services required by this Agreement.

3.4 Distributor shall, at all times, use its best efforts to promote the sale of the Products covered by this Agreement through all channels of distribution in the Territory. Distributor will use its best efforts to sell those Products aggressively and to see that customer service is always maintained at the highest levels.

3.5 This Agreement requires Distributor to remain a sound and financially viable entity. To that end, Distributor hereby promises that it shall:
           a) maintain and employ such working capital and net worth as may be required for Distributor to properly and effectively carry out the performance called for under this Agreement.
           b) furnish AVLIS with financial statements annually

3.6 Distributor will keep itself and AVLIS informed of all conditions of the market in the Territory, including competitive prices and trade statistics, and will furnish AVLIS with reports, market conditions, and other information relating to the Territory, including listings of existing and prospective customers.

3.7 Distributor shall be responsible for coordination and obtaining of all import licenses through the end user customer. Distributor is responsible for payment of all taxes on imports (to include, sales, use, import, duties, etc.). Distributor is also responsible for all shipping, packing and insurance charges associated with any order.


Distributor agrees at all times to comply with all United States laws and regulations as well as International Trade Laws, as they may exist from time to time, regarding export licenses or the control or regulation of exportation or re-exportation of products or technical data sold or supplied to Distributor. Distributor also agrees to abide by the United States Foreign Corrupt Practices Act.

RELATIONSHIP OF THE PARTIES

4.1 The parties shall act as independent contractors, and neither party shall act as agent for, or partner of the other, nor be authorized to incur any liability or to represent or make commitments on behalf of the other (except as provided herein), and the employees or sales representatives of one shall not be deemed the employees or sales representatives of the other.


4.2 Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the parties shall be limited to those expressly set forth herein. Neither party shall have any liability or obligation to the other except as expressly provided herein.

DURATION AND TERMINATION

5.1 When signed by both parties, this Agreement shall become effective on the date first above written and continue in force and effect for four (4) years with an automatic option to renew for an additional four (4) years without notice. Either party hereto may terminate this Agreement by giving sixty (60) days written notice to the other party.

5.2 Such termination shall not affect orders for the AVLIS Products placed by the Distributor prior to termination of this Agreement, nor AVLIS'S obligation to provide Products to support any valid order outstanding to the Distributor's customers for AVLIS Products.

INDEMNIFICATION

6.1 Each party shall defend, save the other harmless from and against and shall indemnify the other for any liability, loss, costs, expenses, or damages caused by reason of its sole negligent acts or omissions. The indemnifying party shall defend said action at its own expense and shall pay and discharge any judgment that may be rendered in any such action. If such indemnifying party fails or neglects to so defend, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which it may be required to pay or incur in defending said action and the amount of any judgment which it may be required to pay shall be promptly reimbursed upon demand.


6.2 AVLIS shall pay all costs and damages, including without limitation court costs, attorneys' fees and exemplary damages finally awarded in any suit by a third party against the Distributor or its customers to the extent based upon a finding that the design or construction of the AVLIS Products, as furnished, infringes the proprietary rights (including patent rights, copyrights, and trade secrets in the United States) of such third party, except infringement occurring as a result of incorporating a specific design or modification at the request of the Distributor or based on its incorporation or use in conjunction with other equipment, provided that the Distributor promptly notifies AVLIS of any allegation of infringement, and AVLIS is given the right at its expense to settle such charge and to defend or control the defense of any suit based on such charge.

LIMITATION OF LIABILITY

7.0 In no event shall AVLIS or the Distributor be liable to each other, nor shall AVLIS be liable to any third party end user, in contract or in tort or under any other legal theory, for incidental, indirect, special, punitive, or consequential damages, including, without limitation, loss of use, loss of revenue, or loss of profit, even if such damages were foreseeable or resulted from the breach of a fundamental term therein, regardless of whether it was informed about the possibility of such damages. AVLIS liability for damages is limited to the direct legal and natural consequence of the performance of AVLIS Products and labor which is limited to the amount actually paid to AVLIS by the Distributor. Except as otherwise provided by applicable law, no claim, regardless of form, arising out of or in connection with this Agreement may be brought by the buyer more than two (2) years after the cause of such action has occurred.

PROPRIETARY INFORMATION

8.1 Preparation and submission of proposals or orders, including the conduct of negotiations, may require the exchange of data and information considered proprietary to the parties, To the extent that such data or information is so identified in writing by the disclosing party at the time of exchange, the receiving party agrees to hold such proprietary data and information in confidence for a period of three (3) years from the expiration date of this Agreement, including any renewal years, and further agrees that, within that period of time, it will not use any such proprietary data or information, except in connection with proposals or the granting of a license to the Distributor, under Section 2.4 of this Agreement, and will not disclose any such proprietary data unless authorized, in writing by the party originally furnishing such data or information.

8.2 These provisions shall not apply to data or information in the public domain at the time it was disclosed, or known to the party receiving it at the time of disclosure, or which becomes known to the receiving party independently of the disclosing party without breach of this Agreement, or which is independently developed by the receiving party.

8.3 The receiving party shall not be liable for the disclosure of such proprietary data or information which results from the use of the data or information as specified above, nor for disclosure of such data or information pursuant to judicial or governmental action, provided the disclosing party is provided notice and an opportunity to object or obtain confidential treatment.

PUBLICITY AND NEWS RELEASES

9.0 Any news release, public announcement, advertisement or publicity proposed to be released concerning the projects or the activities of both parties in connection with this Agreement shall be mutually approved in advance of such release by both parties.

NO RIGHTS IN TRADE NAMES

10.0 Distributor agrees that it will not in any manner represent that it has ownership of any trade names or trademarks used by AVLIS. Distributor further agrees that it will not register or attempt to register any such trade names or trademarks under the laws of any jurisdiction, and it will not at any time do, or cause to be done, any act or thing contesting, or in any way impairing or tending to impair any part thereof whether or not they are registered in the jurisdictions in which the Distributor is located or does business.

ASSIGNMENT

11.0 Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that AVLIS may assign its rights to its parent company or another subsidiary.


REPRESENTATIONS

12.0 Each party represents and warrants to the other that it is a corporation duly organized and validly existing in the legal jurisdiction indicated in this Agreement. Further, each party represents that it has full corporate power and authority to enter into this Agreement and to do all things necessary for the performance of this Agreement.

GENERAL PROVISIONS

13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, United States of America, without giving effect to the principles of conflicts of law thereof.

13.2 Distributor will comply with all laws and regulations applicable to it in the Territory, and will advise AVLIS of any laws in the Territory applicable to AVLIS or the Products.

13.3 The English version of this Agreement regardless of whether a translation in any other language is or will be made, shall be the only authentic one.

13.4 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be finally settled by arbitration under the International Chamber of Commerce Arbitration Rules by a single arbitrator chosen in accordance with the said Rules. The award rendered by the arbitrator shall state the reasons for the decision. The place of arbitration shall be Toronto, Canada Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.5 Except as expressly provided in this Agreement, waiver by either party or failure by either party to claim a breach of any provision of this Agreement, shall not be a waiver of any breach or subsequent breach, or have the effect of any waiver of such provisions.

13.6 This Agreement (including Addendum's attached hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification, or discharge of this Agreement shall be valid and binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

13.7 No modification of this Agreement shall be effective,  unless it is made in
     writing  and  signed  by  authorized   representatives  of  AVLIS  and  the
     Distributor.

13.8 The failure of either party to require performance by the other party of any provision hereunder shall not affect the full right to require such performance at anytime thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

Neither party shall be liable for its failure to perform any of its obligations hereunder at any time during which performance is delayed by events beyond the reasonable control of either party including, but not limited to, events such as war, strike, unusually severe weather, flood, riot, earthquake, embargo, epidemic or acts or any failures to act of any governmental entity.

In the event that any provision of this Agreement is found to be or becomes unenforceable or invalid, in whole or in part, under any applicable law or judicial decision, the remainder of this Agreement shall remain in full force.

13.11Any notices required or permitted by this Agreement or given in connection herewith shall be in writing and be made either by facsimile (followed by a mailed original) or by first-class mail, postage prepaid as follows:

NOTICE TO AVLIS SHALL BE ADDRESSED AS FOLLOWS:    NOTICE TO DISTRIBUTOR :

AVL Information Systems, Ltd.                     "I-Track" Inc.
2323 Passingham Dr.                               3031 Commerce Dr. Unit B.
Sarnia, Ontario  N7T 7H4                        _ Fort Gratiot, MI  48058
Telephone:  519-869-2677                          Phone:   810-385-2061
Fax:  519-869-6646                                Fax:  810-385-2068




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers effective the date and year first written above.

ACCEPTED:                                         ACCEPTED:
                                                  /s/ "i-Track", Inc.
AVL INFORMATION SYSTEMS, LTD.                     ------------------------------
                                                  DISTRIBUTOR

/s/Chairman                                       /s/ President
----------------------------                      ------------------------------
TITLE                                             TITLE

/s/ Peter Fisher                                  /s/Barbara Castanon, as
                                                       President
----------------------------                      ------------------------------
SIGNATURE                                         SIGNATURE

1/8/01                                            1/8/01
----------------------------                      ------------------------------
DATE                                              DATE

                                  ADDENDUM ONE


                          AVL INFORMATION SYSTEMS, LTD.
                                   (AVLIS(R))
                               PRODUCT/PRICE LIST
                            (Effective January 2000)



VEHICLE INFORMATION SYSTEMS

SPRYTE            In vehicle processor w/12-channel GPS,
                           cables, antenna & wiring terminal       $        600

COMMUNICATION PACKAGES:
         (Each package includes modem, antenna & cable.
         Packages DO NOT INCLUDE activation and service charges)

         Cellular package                                                   550
         Radio package                                                      550
         CDPD package                                                       600
         EXTERNAL OPTIONS:

         RAM Detector Sensor                                                 45
         Silent Status Communicator                                         350
         Differential Corrections                                           300

MAPPING/DISPATCH CENTER SOFTWARE PRODUCTS

FleetTrack Mapping Workstation software                                    2000
SPRYTE  Listener software                                                   500

MAPPING ENGINE-MAPINFO

MAPINFO StreetPro version 1.1 EAL map of any U.S. County                    650

CUSTOM ITEMS:

          2-way messaging ( requires Silent Status)                        1750
          Inverse differential correction station                          1500
          Custom report generation                                          T/M


THIS PRICE LIST IS SUBJECT TO CHANGE AT THE DISCRETION OF AVL INFORMATION SYSTEMS, INC. AND IS NOT BOUND BY TIME RESTRICTIONS.

                          AVL INFORMATION SYSTEMS, LTD.
                                   (AVLIS(R))
                              TERMS AND CONDITIONS
                            (Effective February 1999)

DELIVERY AND INSTALLATION

Items shipped common carrier are FOB destination. Shipping charges are one percent (1%) of the equipment and software list price. Buyer is responsible for those facility modifications (such as power, air conditioning, and space) necessary to accommodate equipment requirements. Installation is charged at a per unit price.

WARRANTY

Purchased equipment and software are warranted under normal use, for a period of one (1) year from the date of shipment to operate in accordance with published specifications at the time of delivery and against defect in workmanship and material. However, under AVLIS(R) terms, the company will provide, at an additional cost, and extended warranty of one (1) additional year for a total warranty period of two (2) years. This extended warranty may be renewed at the discretion of the buyer on an annual ongoing basis not to exceed 10 years. This warranty is void if failure of the product(s) is due to unauthorized modification, misuse, lack of normal maintenance, abnormal conditions of operation or unauthorized attempts to repair. AVLIS(R) should be promptly notified of any suspected defects in equipment, equipment operation or software.

During the warranty period, the warranty covers unlimited equipment use with services being available during the principal period of maintenance (PPM) between the hours of 8:00 a.m. and 5:00 p.m. Eastern time, Monday through Friday, excluding AVLIS(R) observed holidays.

AVLIS(R) DISCLAIMS (TO THE EXTENT PERMITTED BY LAW) ALL WARRANTIES ON PRODUCTS FURNISHED HEREUNDER, EXCEPT THOSE ABOVE, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS OF PURPOSE. THE ABOVE WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, AND REPRESENTS THE FULL AND TOTAL OBLIGATION AND/OR LIABILITY OF AVLIS(R). CERTAIN LIMITATIONS SET FORTH IN THIS DISCLAIMER MAY NOT APPLY IN SOME JURISDICTIONS.

ADDITIONAL WARRANTIES

Buyer covenants and agrees that they assume the responsibility to insure that all persons operating the System during times when life or property are at risk will be properly qualified, supervised, trained, and capable of using the System effectively and efficiently. Buyer warrants that such qualified operators will not rely solely upon recommendations presented by the System when making decisions that put life or property at risk. Buyer acknowledges that the System cannot operate without interruption, and Buyer warrants that it will maintain a manual or mechanized system adequate to backup the System when unavailable for use, either planned or unplanned. To the extent permitted by law, AVLIS(R) will not be liable to Buyer or to any provider or receiver of emergency services for any damages of any nature whatsoever including direct, indirect, or consequential damages based on the use of the System.

INDEMNITY

AVLIS(R) liability for damages is limited to those occasions, which may arise solely as the direct legal and natural consequences of the performance of AVLIS(R). In no event will AVLIS(R) be liable to Buyer for incidental, consequential, or special damages arising out of or in connection with the use or inability to use purchased equipment, software or software delivery media. Except as otherwise provided by applicable law, no claim regardless of form, arising out of or in connection with this Agreement may be brought by Buyer more than two (2) years after the cause of action has occurred.

MAINTENANCE

If maintenance of equipment and/or software is desired beyond the one (1) year warranty period, this service can be provided by separate contract. The Total Service Charge (TSC) listed in the quotation is the full-service monthly rate for one shift per day of service. Should extended coverage outside the PPM during the warranty period be desired the availability and pricing for this service will be addressed separately. The TSC listed for software includes each new release of software. Maintenance of AVLIS(R) developed software may be provided under the AVLIS(R) full-service contract. The maintenance of AVLIS(R) developed software includes updates, at least annually, to the originally procured AVLIS(R) developed software version.

SOFTWARE LICENSE

Software is furnished to Buyer under the terms of the AVLIS(R) Software Licensing Agreement for use only on the single user system (CPU), device, or local area network for which it was acquired. Software can be copied (with the inclusion of the originator's restrictive markings thereon) only for use on the single system. Further, Buyer shall not provide or otherwise make available the software, or any portion thereof, in any form to any third party without prior written approval of AVLIS(R). Buyer shall be required to sign the standard AVLIS(R) Software Licensing Agreement.

TAXES

All prices are exclusive of any applicable federal, state, municipal sales, use, property or like taxes.

GENERAL TERMS OF PAYMENT

AVLIS(R) terms of payment shall be net thirty (30) days from date of invoice, with invoicing to occur as follows:

o        30% of total Purchase Price due at contract signing.
o        30% of total Purchase Price due upon delivery of Hardware.
o        Remaining 40% of total Purchase Price due 30 days after installation.

Purchase Price shall mean the sum of the prices for Equipment, Software and Services.

CANCELLATION

Buyer may cancel the delivery of the order in whole or in part, at any time prior to the shipment. In the event of such cancellation, Buyer shall be liable and agrees to pay cancellation charges to AVLIS(R) in accordance with the following schedule:

o Cancellation notice received more than sixty (60) days prior to the final shipment date: zero percent (0%) cancellation fee.

o    Cancellation  due  to  thirty  (30)  day  trial  period  not  to  customers satisfaction. All AVLIS(R) supplied hardware and software shall be returned. It shall be the responsibility of the customer to insure that any equipment due AVLIS(R) is not lost or damaged and shall be returned in the same condition as it was supplied.

o Cancellation notice received from sixty (60) to thirty (30) days prior to the scheduled shipment date: five percent (5%) of the total order value of the canceled equipment and/or software.

o Cancellation notice received less than thirty (30) days from the scheduled shipment date: Ten percent (10%) of the total order value of the canceled equipment and/or software. Buyer agrees that title, rights, and/or interests to the canceled item(s) shall remain with AVLIS(R), and that Buyer shall have no title, right, and/or interest to such.


RE-SCHEDULE

Product shipments are made within sixty (60) days (unless otherwise specified) from the receipt of an acceptable duly executed agreement from Buyer. Notification is required from Buyer to AVLIS(R) in writing thirty (30) days prior to any delay in the scheduled shipment date. Upon notification, a new shipment date shall be established by mutual agreement between Buyer and AVLIS(R). If proper notification is not given, three percent (3%) of the total order value shall be due and payable to AVLIS(R) from Buyer.

PATENT INFRINGEMENT

In the event of any proceeding (suit, claim, or action) against Buyer arising from allegations that the equipment, software, or a portion of thereof furnished by AVLIS(R) infringes U.S. patent, copyright, trade secret, or other proprietary right of any third party. AVLIS(R) shall, if such suit does not result from modifications made by Buyer, defend Buyer's right, title or interest in the same, at the expense of AVLIS(R), provided Buyer promptly notifies AVLIS(R) in writing of the allegation. AVLIS(R) shall make such defense by counsel of its own choosing, and Buyer shall cooperate with said counsel.

FORCE MAJEURE

For the purpose hereof, force majeure shall be any of the following events: acts of God or the public enemy; compliance with any order, rule, regulation, decree, or request of any governmental authority or agency or person purporting to act thereof, acts of war, public disorder, rebellion, terrorism, or sabotage; floods, hurricanes, or other storm, strikes, or labor disputes; or any other cause, whether or not of the class or kind specifically named or referred to herein, not within the reasonable control of the party affected.

A delay in or failure of performance of either party shall not constitute a default hereunder nor be the basis for, or give rise to, any claim for damages, if and to the extent such delay or failure is caused by force majeure.

The party who is prevented from performing by force majeure (I) shall be obligated within a period not to exceed fourteen (14) days after the occurrence or detection of any such event, to give notice to the other party setting forth in reasonable detail the nature thereof and the anticipated extent of the delay, and (II) shall remedy such cause as soon as reasonably possible.



AVLIS(R)                                                        BUYER

-------------------------                         -----------------------------
Name                                              Name

-------------------------                         -----------------------------
Title                                             Title

-------------------------                         -----------------------------
Date                                              Date

   ADDENDUM THREE

                          AVL INFORMATION SYSTEMS, LTD.
                                   (AVLIS(R))
                             SCHEDULE OF LABOR RATES
                            (Effective February 2000)



SUPPORT LABOR--
   --To reseller, non-contract charge, not subject to resale, FOB plant plus all travel and expenses:

         ENGINEER          -         $ 75.00 PER HOUR

         TECHNICIAN        -           50.00 PER HOUR

         INSTALLER         -           35.00 PER HOUR



CONTRACT LABOR--
   --End User support, FOB plant plus travel and expenses:

         ENGINEER          -         100.00 PER HOUR

         TECHNICIAN        -          75.00 PER HOUR

         INSTALLER         -          60.00 PER HOUR





TRAVEL TIME CHARGES--

1) TRAVEL IN EXCESS OF TWO (2) HOURS FROM THE AVLIS PLANT WILL BE CHARGED AT A RATE OF FIFTY PERCENT (50%) OF THE STANDARD LABOR RATE FOR THE INDIVIDUAL PERSONNEL INVOLVED.

2) ALL SERVICE CALLS REQUIRING OVERNIGHT STAY BY AVLIS PERSONNEL WILL BE SUBJECT TO A MINIMUM CHARGE OF ONE FULL WORKING DAY REGARDLESS OF THE NUMBER OF HOURS NEEDED TO COMPLETE THE WORK.

                                  ADDENDUM FOUR

                          AVL INFORMATION SYSTEMS, LTD.
                                   (AVLIS(R))
                                DEALER DISCOUNTS


1. ALL PRICES ON THE "AVLIS PRODUCT/PRICE LIST (ADDENDUM ONE) WILL BE SUBJECT TO VOLUME DISCOUNTS BASED ON -

A.       DELIVERY SCHEDULE
         B.       VOLUME
         C.       PRODUCT MIX


2.       DISCOUNT RANGES*

            0  -   99 UNITS:                     0%
          100  -  299 UNITS:                     5%
          300  -  999 UNITS:                     8%



           *ORDERS OF 1000 UNITS OR GREATER, PLEASE CALL FOR PRICING.

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